Exhibit 21.1

Direct or Indirect Subsidiaries of Genesee & Wyoming Inc.*	State/Country of Formation
Allegheny & Eastern Railroad, LLC	Delaware
AN Railway, L.L.C.	Florida
ARG Sell Down Holdings Pty Limited	Australia
ARG Sell Down No. 1 Pty Limited	Australia
ARG Sell Down No. 2 Pty Limited	Australia
Arkansas Louisiana & Mississippi Railroad Company	Delaware
Atlantic & Western Railway, L.P.	North Carolina
Belgium Rail Feeding BVBA	Belgium
Breaux Bridge Railroad, Inc.	Delaware
Buffalo & Pittsburgh Railroad, Inc.	Delaware
CAGY Industries Acquisition Subsidiary, Inc.	Mississippi
CAGY Industries, Inc.	Delaware
Chattahoochee Bay Railroad, Inc.	Delaware
Chattahoochee Industrial Railroad	Georgia
Chattooga & Chickamauga Railway Co.	Mississippi
Columbus and Greenville Railway Company	Mississippi
Commonwealth Railway, Incorporated	Virginia
Corpus Christi Terminal Railroad, Inc.	Delaware
East Tennessee Railway, L.P.	Tennessee
Emons Finance Corp.	Delaware
Emons Industries, Inc.	New York
Emons Railroad Group, Inc.	Delaware
Emons Transportation Group, Inc.	Delaware
Erie Holdings Inc.	New York
Evansville Belt Line Railroad, Inc.	Indiana
First Coast Railroad Inc.	Delaware
Fordyce and Princeton R.R. Co.	Arkansas
Galveston Railroad, L.P.	Texas
Genesee & Wyoming Australia Pty Ltd (formerly Australia Southern Railroad Pty Limited)	Australia
Genesee & Wyoming Canada Inc.	Canada
Genesee & Wyoming CV	Netherlands
Genesee & Wyoming Investors, Inc.	Delaware
Genesee & Wyoming Railroad Services, Inc.	Delaware
Genesee & Wyoming Switching Inc.	Delaware
Genesee and Wyoming Railroad Company	New York
Georgia Central Railway, L.P.	Georgia
Georgia Southwestern Railroad, Inc.	Delaware
Golden Isles Terminal Railroad, Inc.	Delaware
Grizzard Transfer Company, Inc.	Georgia
GSW Acquisition Sub, Inc.	Delaware
GW CM Holdings Inc.	Delaware
GW Logistics, Inc.	Delaware
GWA Holdings Pty Ltd	Australia
GWA Northern Pty Ltd	Australia
GWA Operations North Pty Limited	Australia
GWI Canada, Inc.	Delaware
GWI Dayton, Inc.	Delaware
GWI Holding BV	Netherlands
GWI Holdings Pty Ltd	Australia

GWI Holdings No. 2 Pty Ltd	Australia
GWI International LLC	Delaware
GWI Leasing Corporation	Delaware
GWI Rail Management Corporation	Delaware
Huron Central Railway Inc.	Canada
Illinois & Midland Railroad, Inc.	Delaware
Kittanning Equipment Leasing Company	Pennsylvania
KWT Railway, Inc.	Tennessee
Little Rock & Western Railway, L.P.	Arkansas
Louisiana & Delta Railroad, Inc.	Delaware
Luxapalila Valley Railroad, Inc.	Mississippi
Maine Intermodal Transportation, Inc.	Delaware
Maryland and Pennsylvania Railroad, LLC	Delaware
Maryland Midland Railway, Inc.	Maryland
Meridian & Bigbee Railroad, L.L.C.	Alabama
Mirabel Railway Inc.	Canada
MMID Holding Inc.	Delaware
Ohio and Pennsylvania Railroad Company	Ohio
Ohio Central Railroad, Inc.	Ohio
Ohio Southern Railroad, Inc.	Ohio
P&L Junction Holdings, Inc.	New York
Pawnee Transloading Company, Inc.	Delaware
Phoenix Logistics Ltd.	Ohio
Pittsburg & Shawmut Railroad, LLC	Delaware
Portland & Western Railroad, Inc.	New York
Quebec Gatineau Railway Inc.	Canada
Rail Partners L.P.	Delaware
Rail Link, Inc.	Virginia
Rail Switching Services, LLC	Delaware
Railway Management Inc.	Mississippi
Riceboro Southern Railway, LLC	Georgia
Rochester & Southern Railroad, Inc.	New York
Rotterdam Rail Feedings B.V.	Netherlands
RP Acquisition Company One	Delaware
RP Acquisition Company Two	Delaware
SA Rail Pty Limited	Australia
Salt Lake City Southern Railroad Company, Inc.	Delaware
Savannah Port Terminal Railroad, Inc.	Delaware
Services Ferroviaires de l’Estuaire Inc.	Canada
SLR Leasing Corp.	Delaware
South Buffalo Railway Company	New York
St. Lawrence & Atlantic Railroad Company	Delaware
St. Lawrence & Atlantic Railroad (Quebec) Inc.	Delaware
Summit View, Inc.	Ohio
Talleyrand Terminal Railroad Company, Inc.	Virginia
Tazewell & Peoria Railroad, Inc.	Delaware
The Aliquippa & Ohio River Railroad Co.	Ohio
The Bay Line Railroad, L.L.C.	Alabama
The Columbus and Ohio River Rail Road Company	Ohio
The Dansville and Mount Morris Railroad Company	New York
The Mahoning Valley Railway Company	Ohio
The Pittsburgh & Ohio Central Railroad Company	Ohio
The Warren & Trumbull Railroad Company	Ohio
The Youngstown Belt Railroad Company	Ohio
Tomahawk Railway, Limited Partnership	Wisconsin
Utah Railway Company	Utah

Valdosta Railway, L.P.	Georgia
Viper Line Pty Ltd	Australia
Western Kentucky Railway, L.L.C.	Kentucky
Willamette & Pacific Railroad, Inc.	New York
Wilmington Terminal Railroad, Limited Partnership	North Carolina
York Rail Logistics, Inc.	Delaware
York Railway Company	Delaware
Yorkrail, LLC	Delaware
Youngstown & Austintown Railroad, Inc.	Ohio

*	The preceding list may omit the names of certain subsidiaries that, as of December 31, 2009, would not be deemed “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X if considered in the aggregate.